EXHIBIT 10.20



                        GLOBAL MARINE INC.

                  INCENTIVE STOCK SALE AGREEMENT
              (1989 Stock Option and Incentive Plan)




     GLOBAL MARINE INC. (the "Company"), desiring to afford an opportunity to the offeree identified as such below (the "Offeree") to purchase shares of the Company's common stock, $.10 par value per share (the "Common Stock") at an incentive purchase price below the market price at the time of sale as compensation for the Offeree's services as an employee of the Company or of one or more of its subsidiaries, hereby makes an offer to sell to the Offeree, under the Company's 1989 Stock Option and Incentive Plan, the number of shares of such Common Stock specified below, at the price specified below, subject to and upon the terms and conditions set forth below (the "Offer").


1.   SPECIFICATION OF DATE, OFFEREE, NUMBER OF SHARES, PURCHASE
     PRICE AND TERM.

     (a)  The date of the Offer is February 11, 1997.

     (b)  The Offeree is _______________________.

     (c) The number of shares of the Company's Common Stock offered hereby is ____________________.

     (d) The purchase price of the Common Stock offered hereby is $0.10 per share.

     (e) The term of the Offer shall expire at the close of business at the Company's principal executive office in Houston, Texas, on February 13, 1997; from and after that time, if the Offer has not been accepted before that time as provided in this Agreement, neither the Offeree nor the Company shall have any rights or obligations under this Agreement.

2. METHOD OF ACCEPTANCE AND PURCHASE. The Offeree may accept the Offer by executing a copy of this Agreement in the acceptance space provided below and delivering said executed copy or a facsimile thereof during the term of the Offer to the Secretary of the Company at the Company's principal executive office in Houston, Texas. Such acceptance shall be completed to indicate the number of shares being purchased. Payment of the purchase price for such number of shares will be effected by means of immediate payroll deduction. Promptly after receipt of such acceptance, the Company shall, subject to the other terms and conditions of this Agreement, issue a certificate for such number of shares to the Offeree.


3. WAGE WITHHOLDING AND EMPLOYMENT TAXES. The Company and the Offeree understand and agree that, (i) with respect to shares of the Common Stock purchased under this Agreement that are not subject to a substantial risk of forfeiture (or, if subject to a substantial risk of forfeiture, with respect to which a timely election under Section 83 of the Internal Revenue Code has been filed), the Offeree will recognize ordinary income for tax purposes to the extent of any excess of the fair market value of such shares at the time they are transferred to the Offeree over the price paid for the shares,
     (ii) with respect to shares of the Common Stock purchased under this Agreement that are subject to a substantial risk of forfeiture and with respect to which a timely Section 83 election is not filed, then, upon lapse of the restrictions which impose a substantial risk of forfeiture, the Offeree will recognize ordinary income for tax purposes to the extent of any excess of the fair market value of such shares at such time over the price paid for the shares, and (iii) any such ordinary income recognized by the Offeree will be subject to both wage withholding and employment taxes. The Offeree agrees that his employer may effect any such withholding and/or deduct any such taxes from any cash compensation that the Company or any one or more of its subsidiaries may pay the Offeree.


4. Restrictions on Share Transfer by Certain Offerees. Until six months have elapsed after the date of the Offer, the Offeree may not transfer the shares in a transaction that would constitute a "sale" under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") if the Offeree is
     (a) a director of Global Marine Inc., (b) an "officer" of Global Marine Inc. as such term is defined for purposes of the rules of the Securities and Exchange Commission under
     Section 16 of the Exchange Act, or (c) a beneficial owner of more than ten percent of the issued and outstanding Common Stock. Furthermore, the Offeree understands and acknowledges that, if he is an Offeree described in (a), (b) or (c) in the preceding sentence, his transfer of any other shares of the Common Stock in a "sale" transaction during the six-month period mentioned above could be matched with his purchase of shares of the Common Stock under this Agreement and subject him to liability under Section 16 of the Exchange Act.


5. NON-TRANSFERABLE. The Offer may not be transferred and may be accepted only by the Offeree.


6. LIMITATION. The Offeree shall be entitled to the privileges of stock ownership in respect of shares subject to the Offer only when such shares have been issued and delivered to him as fully paid shares upon purchase of Common Stock in accordance with this Agreement.


7. REQUIREMENTS OF LAW AND OF STOCK EXCHANGES. The issuance of shares upon acceptance of the Offer shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of such shares. In addition, the Company shall not be required to issue or deliver any certificate or certificates upon acceptance of the Offer prior to the admission of such shares to listing on notice of issuance on any stock exchange on which shares of the same class are then listed. In the event the Company's legal counsel shall advise it that registration under the Securities Act of 1933 of the shares as to which the Offer is accepted is required prior to issuance thereof, the Company shall not be required to issue or deliver such shares unless and until such legal counsel shall advise that such registration has been completed or is not required.


8. GLOBAL MARINE INC. 1989 STOCK OPTION AND INCENTIVE PLAN. The Offer and any acceptance and purchase under this Agreement are made under and are subject to, and the Company and the Offeree agree to be bound by, all of the terms and conditions of the Company's 1989 Stock Option and Incentive Plan as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Offeree, without his consent, of the Offer or any rights hereunder. Pursuant to said Plan, the Board of Directors of the Company or its Committee established for such purposes is authorized to adopt rules and regulations not inconsistent with the Plan and to take such action in the administration of the Plan as it shall deem proper. A copy of the Plan in its present form is available for inspection during business hours by the Offeree at the Company's principal office.




     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf as of the date of the Offer stated above.


                                    GLOBAL MARINE INC.



                                    By:_________________________


ACCEPTED for _____ shares:



_____________________________
        (Offeree)